UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 26, 2009

POMEROY IT SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-20022	31-1227808
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1020 Petersburg Road, Hebron, KY 41048
(Address of principal executive offices, including zip code)

(859) 586-0600
(Registrant's telephone number, including area code) (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported in our current report on Form 8-K filed on September 25, 2009, we entered into an agreement and plan of merger dated as of September 25, 2009 with Project Skyline Intermediate Holding Corporation, or Skyline, and Project Skyline Merger Corporation. Pursuant to this merger agreement, Skyline agreed to acquire our company in an all cash merger for $6.50 per share, representing approximately $64.6 million in equity value. Skyline is owned indirectly by Platinum Equity Capital Partners II. We expect to complete the merger on or about November 11, 2009, the date of the special meeting of stockholders at which our stockholders will vote to adopt the merger agreement. Upon completion of the merger, we will cease to be a publicly traded company and will be wholly owned by Skyline.

In accordance with Rule 12d2-2(c)(2)(ii) under the Securities Exchange Act of 1934, as amended, in connection with the anticipated closing of the merger contemplated under the merger agreement, on October 26, 2009 we notified The NASDAQ Stock Market of our intent to voluntarily withdraw our shares of common stock from listing on The NASDAQ Global Market.  We currently anticipate filing a Form 25 with the Securities and Exchange Commission, or the SEC, on November 6, 2009 relating to the withdrawal of our shares of common stock from listing on The NASDAQ Global Market. We expect that trading in our common stock will be suspended by The NASDAQ Stock Market effective at the open of business on November 6, 2009, with official withdrawal of our common stock from listing effective 10 days thereafter, or November 16, 2009.  A copy of the press release announcing our intent to voluntary withdraw our shares of common stock from listing on The NASDAQ Global Market is attached as an exhibit to this report and is incorporated herein by reference.

Additional Information and Where to Find It

In connection with the proposed merger, we filed a definitive proxy statement with the SEC and mailed such definitive proxy statement to our stockholders of record as of September 30, 2009, the record date for the special meting of stockholders.  INVESTORS AND STOCKHOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.  Investors and stockholders may obtain a free copy of the definitive proxy statement and other documents filed by us with the SEC on the SEC's web site at http://www.sec.gov.  Free copies of the definitive proxy statement and our other filings with the SEC may also be obtained from us by directing a request to Pomeroy IT Solutions, Inc., 1020 Petersburg Road, Hebron, KY 41048, Attention: Secretary.

Our company and certain of our directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be "participants" in the solicitation of proxies from our stockholders with respect to the proposed merger.  Information regarding the persons who may be considered "participants" in the solicitation of proxies is set forth in the definitive proxy statement.  Additional information regarding the interests of such potential participants may be included in other relevant documents filed with the SEC.

Forward-Looking Information Is Subject to Risk and Uncertainty

Statements about the expected timing, completion and effects of the proposed merger, and all other statements in this report other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements, each of which is qualified in its entirety by reference to the following cautionary statements. Forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. A number of the matters discussed in this report that are not historical or current facts deal with potential future circumstances and developments, in particular, whether and when the transactions contemplated by the merger agreement will be consummated. The discussion of such matters is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from actual future experience involving any one or more of such matters. Such risks and uncertainties include: any conditions imposed on the parties in connection with consummation of the transactions described herein; approval of the merger by our stockholders; satisfaction of various other conditions to the closing of the transactions described herein; and the risks that are described from time to time in our reports filed with the SEC, including our Annual Report on Form 10–K for the year ended January 5, 2009, as amended, and our Quarterly Reports on Form 10-Q for the quarters ended April 5, 2009, as amended, and July 5, 2009. This report speaks only as of its date, and we disclaim any duty to update the information herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued October 26, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Pomeroy IT Solutions, Inc.

Date: October 26, 2009		/s/ Christopher C. Froman
	By:	Christopher C. Froman
President and Chief Executive Office

Exhibit Index

Exhibit No.	Description
99.1	Press Release issued October 26, 2009